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[LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C. APPEARS HERE]




                                         March 5, 1999





Applied Science and Technology, Inc.
35 Cabot Road
Woburn, Massachusetts 01801

Ladies and Gentlemen:

     We have acted as counsel to Applied Science and Technology, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 2,300,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), for sale to the public. This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the Company's Certificate of Incorporation and By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


Applied Science and Technology, Inc.
March 5, 1999
Page 2


     Our opinion is limited to the federal securities laws of the United States, the laws of the Commonwealth of Massachusetts and the corporate laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,




                                        /s/ MINTZ, LEVIN, COHN, FERRIS,
                                            GLOVSKY and POPEO, P.C.